EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Bridgeline Digital, Inc. (formerly Bridgeline Software, Inc.) of our report dated December 28, 2009 related to the consolidated balance sheets of Bridgeline Software, Inc. as of September 30, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended.

/s/ UHY LLP

Houston, Texas
November 24, 2010